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Exhibit 99.2


               Report of Ernst & Young LLP, Independent Auditors


Board of Directors and Stockholders
Precision Auto Care, Inc.

We have audited the accompanying consolidated balance sheet of Precision Auto Care, Inc. and subsidiaries as of June 30, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 2000. Our audit also included the financial statement schedule listed in the Index at Item 14(a) for the years ended June 30, 2000 and 1999. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precision Auto Care, Inc. and subsidiaries at June 30, 2000, and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the years ended June 30, 2000 and 1999, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                   Ernst & Young LLP


September 8, 2000,
except for Note 15, as to which the date is October 11, 2000
McLean, Virginia